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                                                                   EXHIBIT 10.33


                      SIXTH AMENDATORY AGREEMENT

         THIS SIXTH AMENDATORY AGREEMENT (this "Sixth Amendment") dated effective as of the 31st day of December, 1996, among ALADDIN MANUFACTURING CORPORATION, a Delaware corporation, formerly known as Mohawk Manufacturing Corporation ("Mohawk"), MOHAWK INDUSTRIES, INC., a Delaware corporation ("Industries"; Mohawk and Industries, collectively, the "Obligors"), WACHOVIA BANK OF GEORGIA, N.A., a national banking association ("Wachovia") and FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("First Union"; Wachovia and First Union, collectively, the "Banks").

                         W I T N E S S E T H:

    WHEREAS, the Obligors and the Banks have executed and delivered that certain Second Amended and Restated Credit Agreement dated as of the 13th day of January, 1995 (as amended by the First Amendatory Agreement dated as of June 23, 1995, the Second Amendatory Agreement dated as of July 19, 1995, the Third Amendatory Agreement dated as of September 28, 1995, the Fourth Amendatory Agreement dated as of December 22, 1995, and the Fifth Amendatory Agreement dated as of December 31, 1995, collectively, the "Credit Agreement");

    WHEREAS, the Obligors have requested and the Banks have agreed to adopt certain amendments to the Credit Agreement, all subject to the terms and conditions hereof;

    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the Obligors and the Banks hereby agree as follows:

         1. Use of Terms. Unless otherwise specifically defined herein, each term used which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

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         2. Extension and Reinstatement of Tranche B Commitment; Ratification of
    Tranche B Notes. Notwithstanding the termination of the Tranche B Commitment on December 26, 1996, the Tranche B Commitment shall be reinstated on December 31, 1996 through and including December 26, 1997. All references in the Credit Agreement and the other Loan Documents to the "Tranche B Termination Date" shall mean December 26, 1997. All references in the Credit Agreement and the other Loan Documents to the Tranche B Loan Notes shall mean the Tranche B Notes issued by Mohawk dated as of December 28, 1995, payable to the order of each respective Bank.

         3. Restatement of Representations and Warranties. Each of the Obligors hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Sixth Amendment and all other loan documents executed and/or delivered in connection herewith.

         4. Effects of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Obligors. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         5. Financing Statements. Promptly upon receipt thereof from the Banks, the Obligors and each Guarantor shall execute and deliver financing statements and amendments to existing financing statements as necessary to reflect the name change of Mohawk Manufacturing Corporation to Aladdin Manufacturing Corporation.

         6. Conditions. This Sixth Amendment shall not become effective unless all of the following conditions shall have been satisfied:

              (a) The Company, the Parent, and each Guarantor shall have executed and delivered to each of the Banks a counterpart of this Sixth Amendment.

              (b) All proceedings taken in connection with this Sixth Amendment shall be satisfactory to the Banks and their special counsel. The Banks and their special counsel shall have received copies of any documents related to such proceedings, which documents shall be satisfactory to them.

         7. Ratification. Each of the Obligors hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

         8. Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each

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    of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together shall constitute but one and the same instrument.

         9. Section References. Section titles and references used in this Sixth Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         10. No Default. To induce the Banks to enter into this Sixth Amendment and to continue to make advances pursuant to the Credit Agreement, each of the Obligors hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (1) no Default or Event of Default and (2) no right of offset, defense, counterclaim, claim or objection in favor of the Obligors, or any of them, arising out of or with respect to any of the Loans and other obligations arising from the Credit Agreement or the other Loan Documents.

         11. Governing Law. This Sixth Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

    IN WITNESS WHEREOF, each of the Obligors and the Banks has caused this Sixth Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                               ALADDIN MANUFACTURING

                               CORPORATION
                               (SEAL)

                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

                               MOHAWK INDUSTRIES, INC.

    (SEAL)

                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

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                               WACHOVIA BANK OF GEORGIA, N.A.

    (SEAL)

                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------

                               FIRST UNION NATIONAL BANK OF
                               GEORGIA
    (SEAL)

                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------